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                                                                    EXHIBIT 23.1



     CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion and incorporation by reference in this registration statement on Form S-3 (File No. 33-62199) of our report dated December 16, 1994, except for the last paragraph of Note 6, as to which the date is January 2, 1995, on our audits of the consolidated financial statements of Bio-Vascular, Inc. as of October 31, 1993 and 1994, and for the years then ended and on our audit of the financial statements of Vital Images, Incorporated for the year ended December 31, 1992 and the combination of such financial statements with those of Bio-Vascular, Inc. for the year ended October 31, 1992, after restatement for the 1994 pooling-of-interest. We also consent to the reference to our Firm under the captions "Selected Consolidated Financial Data" and "Experts."


                                             COOPERS & LYBRAND L.L.P.



     Minneapolis, Minnesota

     September 20, 1995